UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2024

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UFP Technologies, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-12648	04-2314970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Hale Street

Newburyport, Massachusetts - USA 01950-3504

(Address of Principal Executive Offices) (Zip Code)

(978) 352-2200

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UFPT	The NASDAQ Stock Market L.L.C.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

UFP Technologies, Inc. (“UFP” or the “Company”) entered into the following agreement in connection with the completion of its acquisition of AJR Enterprises, LLC, a Delaware limited liability company (“AJR”):

Securities Purchase Agreement

On July 1, 2024, pursuant to the terms of a Securities Purchase Agreement, dated as of July 1, 2024 (the “Purchase Agreement”), by and among AJR Enterprises, LLC, a Delaware limited liability company and its purchase price beneficiaries (collectively the “Sellers”), and the Company, the Company purchased from the Sellers all of the issued and outstanding membership interests of AJR Enterprises, LLC for an aggregate purchase price of $110 million in cash. The purchase price is subject to adjustment based upon AJR’s working capital at closing.

$4 million of the purchase price is being held in escrow to indemnify the Company against certain claims, losses and liabilities. The Purchase Agreement contains customary representations, warranties and covenants customary for transactions of this type. As part of the Securities Purchase Agreement, the Sellers as well as certain restricted parties have agreed to not compete with the Company for a period of seven years.

The above description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Amended and Restated Credit Agreement

On June 27, 2024, the Company, as the borrower, entered into a secured $275 million Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) with certain of the Company’s subsidiaries (the “Subsidiary Guarantors”) and Bank of America, N.A., in its capacity as the initial lender, Administrative Agent, Swingline Lender and L/C Issuer, and certain other lenders from time-to-time party thereto. The Amended and Restated Credit Agreement amends and restates the Company’s prior credit agreement, originally dated as of December 22, 2001. Our new credit agreement increases the size of our credit facility, extends its maturity, changes the interest we pay should our leverage ratio exceed 3X and adds new permitted acquisitions we may close, among other things.

The credit facilities under the Amended and Restated Credit Agreement consist of a secured term loan to UFP of up to $125 million and a secured revolving credit facility, under which the Company may borrow up to $150 million.  The Amended and Restated Credit Facilities mature on June 27, 2029. This maturity date is subject to acceleration and the Company could be subject to additional fees and expenses in certain circumstances should one or more events of default described in the Amended and Restated Credit Agreement occur. The proceeds of the Amended and Restated Credit Agreement may be used for general corporate purposes, including funding the acquisition of AJR Enterprises, LLC, as well as certain other permitted acquisitions.

The Company’s obligations under the Amended and Restated Credit Agreement are guaranteed by the Subsidiary Guarantors.

The Amended and Restated Credit Facilities call for interest of SOFR plus a margin that ranges from 1.25% to 2.25% or, at the discretion of the Company, the bank’s prime rate plus a margin that ranges from .25% to 1.25%. In both cases the applicable margin is dependent upon Company performance. Under the Amended and Restated Credit Agreement, the Company is subject to a minimum fixed-charge coverage financial covenant as well as a maximum total funded debt to EBITDA financial covenant. The Amended and Restated Credit Agreement contains other covenants customary for transactions of this type, including restrictions on certain payments, permitted indebtedness and permitted investments.

As of July 1, 2024, the Company had approximately $150 million in borrowings outstanding under the Amended and Restated Credit Facilities, $115 million of which was under its secured term loan and was used as consideration for the AJR acquisition and $35 million of which was under its revolving credit facility, which the Company rolled over from its former facility. As of July 1, 2024, after reducing the available amount by certain letters of credit, the Company has $114 million available to draw under its revolving credit facility. As of July 1, 2024, until December 31, 2024, the Company may draw up to an additional $10 million of borrowing under its secured term loan.

The above description of the Amended and Restated Credit Agreement is qualified in its entirety by reference to the Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Amended and Restated Credit Agreement, as set forth in Item 1.01 of this Form 8-K, is hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

Located in St. Charles, Illinois with manufacturing capabilities in Santiago, Dominican Republic, AJR Enterprises, LLC is a medical device contract manufacturer specializing in the design, development and manufacturing of single use patient safe handling medical devices. For the trailing 12 months ended March 31, 2024, AJR Enterprises LLC had sales of approximately $75 million to a single, major customer in the safe patient handling space. Excluding transaction costs and working capital adjustments, the Company paid $110 million in connection with the acquisition of AJR. The aggregate estimated purchase price is approximately 6.5 times AJR’s 2023 adjusted net income before interest, taxes, depreciation and amortization (adjusted EBITDA). The Company defines AJR’s estimated adjusted EBITDA, which is a non-GAAP financial measure, as adjusted net income plus net interest expense, income taxes, and depreciation and amortization expense. The Company defines AJR’s adjusted net-income as net income, plus or minus one-time items contained in AJR’s 2023 results.

On July 1, 2024 UFP issued a press release relating to the completion of the Company’s acquisition of AJR Enterprises, LLC.  The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Limitation on Incorporation by Reference.  The information furnished in this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements.  Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits.

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated as of July 1, 2024, by and among AJR Enterprises, LLC, a limited liability company and its purchase price beneficiaries and UFP Technologies, Inc.
10.2*	Amended and Restated Credit Agreement, dated June 27, 2024, between and among UFP Technologies, Inc., certain of its subsidiaries as guarantors and Bank of America, N.A., in its capacity as the initial lender, Administrative Agent, Swingline Lender and L/C Issuer
99.1	Press release dated July 1, 2024 of UFP Technologies, Inc. announcing the completion of its acquisition of AJR Enterprises, LLC.

* Pursuant to Item 601(b)(10) of Regulation S-K, certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. Further, the schedules  to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule  will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UFP Technologies, Inc.

Date: July 1, 2024	By:	/s/ Ronald J. Lataille
Ronald J. Lataille
Chief Financial Officer and Senior Vice President